Exhibit 99.01

Investview (“INVU”) Announces Another Strong Month of Gross Revenue and Net Income Across Business Divisions - with Record Membership Subscription Sales for August 2021

Investview Continues Strong Monthly Results Across Business Divisions: August 2021 Gross Revenue Growth of 223% year-over-year to $9.8 million and Net Income Growth of 823% year-over-year to $3.7 million.

●	Gross Revenue of $9.8 million, up 223% Year-Over-Year August

●	Income from Operations of $3.4 million, up 1,213% Year-Over-Year August

●	Net Revenue of $8.7 million, up 198% Year-Over-Year August

●	Net Income of $3.7 million (includes non-operating income), up $4.3 million or 823% Year-Over-Year August

●	iGenius Subscription and NDAU Gross Revenue of $6.6 million, up 216% Year-Over-Year August

●	iGenius Membership Subscription Record Gross Revenue of $5.4 million, up 155% Year-Over-Year August

●	SAFETek Bitcoin Mining Gross Revenue of $3.1 million, up 238% Year-Over-Year August

●	Bitcoin Mined over 16 months period ending August 2021, 1,072.43 Bitcoin

●	Digital currency holdings of Bitcoin and NDAU carrying value and fair value as of August 31st, 2021, were $7.3 million and $9.0 million, respectively

●	Cash and Restricted Cash as of August 31st, 2021 was $18.2 million

Eatontown, NJ, September 21, 2021 - Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, is pleased to announce strong combined gross revenue and net income across business divisions, with record membership subscription sales for the month of August 2021.

“We continue to be pleased with the results of our business segments, iGenius and SAFETek. Our subsidiary iGenius, which delivers financial education, technology and research to individuals recorded its highest gross revenue from subscription sales for the month, a result of continued growth in our subscription membership. Our iGenius membership subscription gross revenue in August 2021 of $5.4 million, up 155% was the best in iGenius’s history, a result of a 144% increase in membership subscriptions over the same period last year. Our other subsidiary SAFETek, which operates in the high-speed processing computer space and focuses on Bitcoin mining, repair, hosting, operations and blockchain technologies also had a solid August 2021, with gross revenues increasing 238% over the same period last year. On a consolidated basis for the first five months of fiscal year 2022, our gross revenues and net income were $53.2 million up 351% and $14.0 million up 347%, over the same period in the prior year, respectively. The investments in existing services offered and new products launched, such as NDAU, the world’s first adaptive digital currency along with the purchase and deployment of additional Bitcoin miners, as well as the rise in Bitcoin value continue to drive the sizable increases to the top and bottom lines,” said Ralph Valvano, Investview CFO.

“We continue to innovate new opportunities across our business segments to drive new levels of growth across our business,” said Joe Cammarata, Investview CEO. “Our results show that when we execute well and meet our business objectives in differentiated ways, we generate growth, as we’ve seen with our iGenius subsidiary, which delivers financial education, technology and research to individuals globally, recorded its highest gross revenue from subscription sales for the month, a result of continued growth in our membership.”

“As we closed out August, our business segments and teams delivered a strong month with over a 38% operating margin” said Ralph Valvano, Investview, CFO. “Our gross revenue grew 223% and net Income grew 823% or $4.3 million year over year August to $3.7 million (includes non-operating income).”

August 2021 Financial Highlights

●	Gross Revenue of $9.8 million, up 223% Year-Over-Year August

●	Income from Operations of $3.4 million, up 1,213% Year-Over-Year August

●	Net Income of $3.7 million (includes non-operating income), up $4.3 million or 823% Year-Over-Year August

●	Digital currency holdings of Bitcoin and NDAU carrying value and fair value as of August 31st, 2021, were $7.3 million and $9.0 million, respectively

●	Cash and Restricted Cash as of August 31st, 2021 was $18.2 million

Note: The numbers included in this release are initial expected results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and subject to final review by the Company’s independent auditors.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Arthur Rome

Phone Number: 732.889.4308

Email: pr@investview.com